SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K


                          CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                         January 30, 2006
                         ----------------
                          Date of Report
                (Date of Earliest Event Reported)

                         Elite Artz, Inc.
                         ----------------
      (Exact Name of Registrant as Specified in its Charter)

       Nevada                     333-121663                 90-0201309
       ------                     ----------                 ----------
   (State or other           (Commission File No.)    (IRS Employer I.D. No.)
    Jurisdiction)

                       4950 W. Craig Road, Suite 3-235
                           Las Vegas, Nevada 89130
                           -----------------------
                   (Address of Principal Executive Offices)

                                702-655-3591
                                ------------
                         Registrant's Telephone Number

                                    N/A
                                    ---
         (Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.


     On January 30, 2006, David Cartisano and Stephen Cartisano sold a total of 2,292,500 of their shares of common stock of Elite Artz, Inc., a Nevada corporation (the "Company") to four individuals. David Cartisano sold 1,150,000 shares and Stephen Cartisano sold 1,142,500 shares. The purchasers of these shares were: David Oman (2,000,000 shares); Trenton Schoppe (142,500 shares); Thomas Howells (50,000 shares); and William Stoddard (100,000 shares). The total consideration for these shares was $10,000. The source of this consideration was the personal funds of the purchasers.

     As a result of this transaction, David Oman became the controlling stockholder of the Company, owning 2,000,000 (or 65.4%) of its issued and outstanding shares.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On January 30, 2006, David Cartisano, Chief Executive Officer, President and a director of the Company, resigned each of these positions. On the same day, Stephen Cartisano, the Company's Chief Financial and Accounting Officer, Treasurer and director resigned each of his positions, and David Oman was appointed to serve as the sole director, Chief Executive Officer, President and Chief Financial Officer of the Company. The resignations of Messrs. Cartisano and Cartisano did not involve any disagreement with the Company's management and were for personal reasons only.


                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ELITE ARTZ, INC.

Date: 1-31-06                           /s/ David Oman
      -------                          ---------------------------
                                        David Oman
                                        Chief Executive Officer, President,
                                        Chief Financial Officer and Director